August 2007	Filed pursuant to Rule 433 dated July 26, 2007
relating to Preliminary Pricing Supplement No. 342 dated July 26, 2007 to Registration Statement No. 333-131266
Structured Investments
Opportunities in Commodities
Buffered Commodity-Linked Notes due February 28, 2011
Based on the Performance of a Basket of Ten Commodities and Two Commodity Indices
Buffered Commodity-Linked Notes offer leveraged exposure to a single commodity or commodity index (each, a “commodity”) or to a basket consisting of multiple single commodities and/or commodity indices (a “commodity basket”). These investments allow investors to capture enhanced returns relative to the underlying commodity or commodity basket’s actual positive performance, while providing limited protection against a decline up to a specified percentage or “buffer amount.”  At maturity, if the underlying commodity or commodity basket has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying commodity or commodity basket.  However, if the underlying commodity or commodity basket has depreciated and (i) has not declined below the buffer level, the notes will redeem for par or (ii) has declined below the buffer level, the investor will lose 1% for every 1% decline below the specified buffer level, subject to a minimum payment at maturity.
SUMMARY TERMS
Issuer:	Morgan Stanley
Issue price:	$1,000
Stated principal amount:	$1,000
Pricing date:	August 23, 2007
Original issue date:	August 30, 2007 (5 business days after the pricing date)
Maturity date:	February 28, 2011
Interest:	None
Basket:	Basket Commodities	Basket Weighting	Initial Value
	S&P GSCITM Agricultural Index – Excess Return (“agricultural index”)	20%
	S&P GSCITM Livestock Index – Excess Return (“livestock index”)	10%
	High Grade Primary Aluminum (“aluminum”)	7%
	Copper-Grade A (“copper”)	7%
	Gold (“gold”)	5%
	Standard Lead (“lead”)	5%
	Primary Nickel (“nickel”)	6%
	Special High Grade Zinc (“zinc”)	5%
	Natural gas (“natural gas”)	10%
	New York Harbor Reformulated Gasoline Blendstock for Oxygen Blending (“RBOB gasoline”)	5%
	New York Harbor No. 2 heating oil (“heating oil”)	5%
	West Texas Intermediate light sweet crude oil (“WTI crude oil”)	15%
Payment at maturity:
The payment at maturity per $1,000 stated principal amount will equal:
▪  If the basket percentage increase is positive: $1,000 + ($1,000 x basket percentage increase x participation rate)
▪  If the basket performance factor is less than or equal to 100% but greater than or equal to 80%: $1,000
▪  If the basket performance factor is less than 80%: ($1,000 x basket performance factor) + $200, which will be an amount less than the stated principal amount

Participation rate:	175%-185%. The participation rate will be determined on the pricing date.
Minimum payment at maturity:	$200 per stated principal amount
Maximum payment at maturity:	The payment at maturity is not capped
Basket percentage increase:
Sum of the products of (x) the final basket commodity value for each basket commodity minus the initial basket commodity value for such basket commodity divided by the initial basket commodity value for such basket commodity times (y) the basket weighting for such basket commodity

Basket performance factor:
Sum of the products of (x) the final basket commodity value for each basket commodity divided by the initial basket commodity value for such basket commodity times (y) the basket weighting for such basket commodity.

Initial basket commodity value:
agricultural index / livestock index: official settlement price on the pricing date aluminum / copper / lead / nickel / zinc: official cash offer price per metric ton on the pricing date gold: official afternoon fixing price per troy ounce on the pricing date natural gas / RBOB gasoline / heating oil / WTI crude oil: official settlement price of the first nearby month futures contracts on the pricing date

Final basket commodity value:	The price for each basket commodity on the valuation date.
Valuation date:	February 16, 2011
CUSIP:	617446P29
Minimum ticketing size:	20 notes
Listing:	None
Agent:	Morgan Stanley & Co. Incorporated
Commissions and issue price:		Price to Public	Agent’s Commissions(1)	Proceeds to Company
	Per note	$1,000	$	$
	Total	$	$	$
(1)     For additional information, see “Supplemental Information Concerning Plan of Distribution” in the accompanying preliminary pricing supplement and “Plan of Distribution” in the accompanying prospectus supplement.
YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE PRELIMINARY PRICING SUPPLEMENT DESCRIBING THIS OFFERING, AND THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW, BEFORE YOU DECIDE TO INVEST.
Preliminary Pricing Supplement No. 342 dated July 26, 2007
Amendment No. 1 to Prospectus Supplement dated July 24, 2007
Prospectus dated January 25, 2006
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.  The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.

Buffered Commodity-Linked Notes due February 28, 2011

Investment Overview

The Buffered Commodity-Linked Notes due February 28, 2011 (the “notes”), provide investors with an opportunity to gain exposure to a diversified basket of commodities with a focus on the agricultural/livestock, metals and energy sectors while providing some protection to their initial investment if the notes are held to maturity.  At maturity, investors will receive an amount per note based on the performance of the basket over the term of the notes, as measured on the valuation date.  If the basket has increased in value as a whole, the notes will pay the principal amount of $1,000 plus an upside payment equal to 175% to 185% of any increase in the basket (e.g., if the basket increases 10%, the investor receives 100% of principal plus 17.5%-18.5% at maturity).  If the basket has not decreased by more than 20%, investors will receive the principal amount of $1,000. If the basket has decreased by more than 20%, investors will be exposed to 100% of the decline in excess of 20%, which may result in a payment at maturity that is significantly less than the stated principal amount of the notes.  In no event, however, will the payment at maturity be less than $200 per note. The notes do not pay interest.

Maturity:	3.5 years

Protection at maturity:	20% ($200 per stated principal amount is protected)

Interest:	None

Payment at maturity:
If the basket has increased in value as a whole:
$1,000 + ($1,000 x basket percentage increase x participation rate)
If the basket has decreased by 20% or less: $1,000
If the basket has decreased by more than 20%:
($1,000 x basket performance factor) + $200

Participation rate:	175%-185% (to be determined on the pricing date)

Basket Overview

Basket Commodity	Basket Weighting
Agricultural index	20%
Livestock index	10%
Aluminum	7%
Copper	7%
Gold	5%
Lead	5%
Nickel	6%
Zinc	5%
Natural gas	10%
RBOB gasoline	5%
Heating oil	5%
WTI crude oil	15%

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Buffered Commodity-Linked Notes due February 28, 2011

Key Benefits

Exposure to commodities is a component of portfolio diversification.  Investors who believe they have underweight exposure to commodities or those concerned about the risks associated with investing in commodities can use the notes to gain exposure to the basket commodities while providing some protection to their initial investment if the notes are held to maturity. The notes offer 175%-185% leveraged upside if the basket value has increased in value and provide a buffer against a decline of 20% in the value of the basket, ensuring a minimum return of $200 at maturity per stated principal amount.

Leveraged Performance	Uncapped upside participation (175%-185%) if the basket value has increased

Access
▪ Exposure to a diversified basket of two commodity indices (agricultural index and livestock index), six metals (aluminum, copper, gold, lead, nickel and zinc) and four energy commodities (natural gas, RBOB gasoline, heating oil and WTI crude oil)
▪ Portfolio diversification from traditional fixed income / equity investments

Summary of Selected Key Risks (see page 13)

▪	80% of the stated principal amount is at risk

▪	No interest payments

▪	Market price of the notes is affected by many unpredictable factors

▪	Changes in the value of one or more of the basket commodities may offset each other

▪	Payout at maturity based on weighted average of prices of commodities as measured on the valuation date

▪	Inclusion of commissions/projected profit from hedging is likely to adversely affect secondary market prices

▪	Issuer credit risk

▪	Economic interests of the calculation agent may be potentially adverse to investors

▪	Issuer credit ratings may affect the market value

▪
The notes will not be listed, secondary trading may be limited and you could receive less, and possibly significantly less, than the stated principal amount per note if you try to sell your notes prior to maturity.

▪	Suspension or disruptions of market trading in commodity and related futures markets may adversely affect the value of the notes.

Suitability

▪	The notes may be suitable for investors who:

▪	Do not require current income / coupon payments

▪	Are capable of understanding the complexities / risks specific to the notes, and specifically, the basket commodities

▪	Are willing to put principal at risk should the basket depreciate by more than 20%

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Buffered Commodity-Linked Notes due February 28, 2011

Fact Sheet

The notes offered are senior unsecured obligations of Morgan Stanley, will pay no interest, only guarantee a 20% return of principal at maturity and have the terms described in the preliminary pricing supplement, the prospectus supplement and the prospectus.  At maturity, an investor will receive for each $1,000 stated principal amount of the notes that the investor holds, an amount in cash that may be more or less than the stated principal amount based upon the performance of a basket of ten commodities and two commodity indices over the term of the notes. Under no circumstances will the payment at maturity be less than $200 per stated principal amount.  The notes are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.

Expected Key Dates
Pricing Date:	Original Issue Date (Settlement Date):	Maturity Date:
August 23, 2007	August 30, 2007 (5 business days after the pricing date)	February 28, 2011

Key Terms
Issuer:	Morgan Stanley
Issue price:	$1,000 per note
Stated principal amount:	$1,000 per note
Interest:	None
Basket:	Basket Commodities	Basket Weighting	Initial Value
	Agricultural index	20%
	Livestock index	10%
	Aluminum	7%
	Copper	7%
	Gold	5%
	Lead	5%
	Nickel	6%
	Zinc	5%
	Natural gas	10%
	RBOB gasoline	5%
	Heating oil	5%
	WTI crude oil	15%
Payment at maturity:
The payment at maturity per $1,000 stated principal amount will equal:
▪If the basket percentage increase is positive:
$1,000 + ($1,000 x basket percentage increase x participation rate)
▪If the basket performance factor is less than or equal to 100% but greater than or equal to 80%: $1,000
▪If the basket performance factor is less than 80%:
($1,000 x basket performance factor) + $200, which will be an amount less than the stated principal amount

Participation rate:	175%-185%. The participation rate will be determined on the pricing date.
Minimum payment at maturity:	$200 per stated principal amount
Maximum payment at maturity:	The payment at maturity is not capped
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Buffered Commodity-Linked Notes due February 28, 2011

Basket percentage increase:
Sum of the products of (x) the final basket commodity value for each basket commodity minus the initial basket commodity value for such basket commodity divided by the initial basket commodity value for such basket commodity times (y) the respective basket weighting for such basket commodity, as determined by the following formula:
[(final agricultural index value – initial agricultural index value) / initial agricultural index value] x 20%; plus
[(final livestock index value – initial livestock index value) / initial livestock index value]  x  10%; plus
[(final aluminum value – initial aluminum value) / initial aluminum value]  x  7%; plus
[(final copper value – initial copper value) / initial copper value]  x  7%; plus
[(final gold value – initial gold value) / initial gold value]  x  5%; plus
[(final lead value – initial lead value) / initial lead value]  x  5%; plus
[(final nickel value – initial nickel value) / initial nickel value]  x  6%; plus
[(final zinc value – initial zinc value) / initial zinc value]  x  5%; plus
[(final natural gas value – initial natural gas value) / initial natural gas value]  x  10%; plus
[(final RBOB gasoline value – initial RBOB gasoline value) / initial RBOB gasoline value]  x  5%; plus
[(final heating oil value – initial heating oil value) / initial heating oil value]  x  5%; plus
[(final WTI crude oil value – initial WTI crude oil value) / initial WTI crude oil value]  x  15%

Basket performance factor:
Sum of the products of (x) the final basket commodity value for each basket commodity divided by the initial basket commodity value for such basket commodity times (y) the respective basket weighting for such basket commodity, as determined by the following formula:
[final agricultural index value / initial agricultural index value] x 20%; plus
[final livestock index value / initial livestock index value]  x  10%; plus
[final aluminum value / initial aluminum value]  x  7%; plus
[final copper value / initial copper value]  x  7%; plus
[final gold value / initial gold value]  x  5%; plus
[final lead value / initial lead value]  x  5%; plus
[final nickel value / initial nickel value]  x  6%; plus
[final zinc value / initial zinc value]  x  5%; plus
[final natural gas value / initial natural gas value]  x  10%; plus
[final RBOB gasoline value / initial RBOB gasoline value]  x  5%; plus
[final heating oil value / initial heating oil value]  x  5%; plus
[final WTI crude oil value / initial WTI crude oil value]  x  15%

Initial basket commodity value:
agricultural index / gold index: official settlement price on the pricing date aluminum / copper / lead / nickel / zinc: official cash offer price per metric ton on the pricing date gold: official afternoon fixing price per troy ounce on the pricing date natural gas / RBOB gasoline / heating oil / WTI crude oil: official settlement price of the first nearby month futures contracts on the pricing date

Final basket commodity value:	The price for each basket commodity on the valuation date
Valuation date:	February 16, 2011
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Buffered Commodity-Linked Notes due February 28, 2011

General Information
Listing:	None
CUSIP:	617446P29
Minimum ticketing size:	20 notes
Tax considerations:
You should note that the discussion under “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the notes this document relates to and is superseded by the following discussion.

Although the issuer believes the notes should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes, there is uncertainty regarding the U.S. federal income tax consequences of an investment in the notes.

Assuming this characterization of the notes is respected, the following U.S. federal income tax consequences should result:
•      A U.S. Holder should not be required to recognize taxable income over the term of the notes prior to maturity, other than pursuant to a sale or exchange; and
•      Upon sale, exchange or settlement of the notes at maturity, a U.S. Holder should recognize capital gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the notes.  Such gain or loss should be long-term capital gain or loss if the investor has held the notes for more than one year.

Please read the discussion under “Risk Factors ― Structure Specific Risk Factors” in this document concerning the U.S. federal income tax consequences of investing in the notes.

Trustee:	The Bank of New York (as successor Trustee to JPMorgan Chase Bank, N.A.)
Underwriter:	Morgan Stanley & Co. Incorporated
Calculation Agent:	Morgan Stanley Capital Services Inc. (“MSCS”)
Contact:	You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York, 10036 (telephone number (866) 477-4776 / (914) 225-7000)

This offering summary represents a summary of the terms and conditions of the notes.  We encourage you to read the accompanying preliminary pricing supplement, prospectus supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

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Buffered Commodity-Linked Notes due February 28, 2011

How the Notes Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the notes based on the following terms:

Stated principal amount per note:	$1,000

Buffer amount:	20%

Hypothetical participation factor:	180%

The Basket
The Buffered Commodity-Linked Notes
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$1,000 Stated Principal Amount
Buffer Zone
$200 Minimum Payment at Maturity
Payment at Maturity on the Notes
-100% -90% -80% -70% -60% -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50%
Percentage Change in Basket Value

▪	Where the basket percentage increase is positive, the payout on the notes at maturity is equal to $1,000 plus the upside payment.

▪	Where the basket performance factor is less than or equal to 100% but greater than or equal to 80%, the payout on the notes at maturity is equal to the stated principal amount of $1,000 per note.

▪
Where the basket performance factor is less than 80%, the payout on the notes at maturity is equal to $1,000 multiplied by the basket performance factor plus $200, and is consequently an amount less than or equal to the $1,000 stated principal amount of each note.  The payout at maturity on the notes will in no event be less than $200.

See “Hypothetical Payout on the Notes” for examples of how to calculate the payment at maturity.

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Buffered Commodity-Linked Notes due February 28, 2011

Hypothetical Payout on the Notes

Below is one example of how to calculate the payment at maturity if the basket percentage increase is positive based on the hypothetical participation factor and the hypothetical data in the table below.  Following the first example are two other examples of how to calculate the payment at maturity if the basket performance factor is 100% or less based on the hypothetical data in the respective tables below.

Basket Percentage Increase Example:                       Hypothetical participation factor = 180%

Basket Commodity	Basket Weighting	Hypothetical Initial Value	Hypothetical Final Value	Percentage Change
Agriculture index	20.0%	65	71.5	10%
Livestock index	10.0%	127	139.7	10%
Aluminum	7.0%	2,731	3,004.1	10%
Copper	7.0%	7,975	8,772.5	10%
Gold	5.0%	674	741.4	10%
Lead	5.0%	3,300	3,630	10%
Nickel	6.0%	31,850	35,035	10%
Zinc	5.0%	3,720	4,092	10%
Natural gas	10.0%	6	6.6	10%
RBOB gasoline	5.0%	209	229.9	10%
Heating oil	5.0%	207	227.7	10%
WTI crude oil	15.0%	76	83.6	10%

Basket Percentage Increase = The sum of the products of (x) the final basket commodity value for each basket commodity minus the respective initial basket commodity value for such basket commodity divided by the initial basket commodity value of such basket commodity times (y) the basket weighting for such basket commodity:

[(final agricultural index value – initial agricultural index value) / initial agricultural index value] x 20%, plus
[(final livestock index value – initial livestock index value) / initial livestock index value]  x  10%, plus
[(final aluminum value – initial aluminum value) / initial aluminum value] x 7%, plus
[(final copper value – initial copper value) / initial copper value]  x  7%, plus
[(final gold value – initial gold value) / initial gold value]  x  5%, plus
[(final lead value – initial lead value) / initial lead value] x 5%, plus
[(final nickel value – initial nickel value) / initial nickel value]  x  6%, plus
[(final zinc value – initial zinc value) / initial zinc value]  x  5%, plus
[(final natural gas value – initial natural gas value) / initial natural gas value]  x  10%, plus
[(final RBOB gasoline value – initial RBOB gasoline value) / initial RBOB gasoline value]  x  5%, plus
[(final heating oil value – initial heating oil value) / initial heating oil value] x 5%, plus
[(final WTI crude oil value – initial WTI crude oil value) / initial WTI crude oil value]  x  15%

So, using the hypothetical values above, the basket percentage increase is calculated as follows:

agricultural index= [(71.5 – 65) / 65] x 20%  =  2.0%, plus
livestock index =  [(139.7 – 127) / 127] x 10%  =  1.0%, plus aluminum =  [(3,004.1 – 2,731) / 2,731] x 7%  =  0.7%, plus
copper= [(8,772.5 – 7,975) / 7,975] x 7%  =  0.7%, plus
gold =  [(741.4 – 674) / 674] x 5%  =  0.5%, plus
lead = [(3,630 – 3,300) / 3,300] x 5%  =  0.5%, plus
nickel=  [(35,035 – 31,850) / 31,850] x 6%  =  0.6%, plus
zinc =  [(4,092 – 3,720) / 3,720] x 5%  =  0.5%, plus
natural gas = [(6.6 – 6) / 6] x 10%  =  1.0%, plus
RBOB gasoline = [(229.9 – 209) / 209] x 5%  =  0.5%, plus
heating oil =  [(227.7 – 207) / 207] x 5%  =  0.5%, plus
WTI crude oil=  [(83.6 – 76) / 76] x 15%  =  1.5%

basket percentage increase   =   10%

The upside payment is equal to $1,000     x     basket percentage increase     x     participation factor.

In this example, the upside payment equals $1,000   x   10%   x   180%   =   $180.   Therefore, the investor would receive $1,180, which is equal to $1,000 stated principal amount plus the upside payment of $180.

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Buffered Commodity-Linked Notes due February 28, 2011

Basket Performance Factor Examples

Example 1: The basket performance factor is less than 100% but greater than 80%.

Basket Commodity	Basket Weighting	Hypothetical Initial Value	Hypothetical Final Value	Percentage Change
Agriculture index	20.0%	65	32.5	– 50%
Livestock index	10.0%	127	133.35	5%
Aluminum	7.0%	2,731	2,867.55	5%
Copper	7.0%	7,975	8,373.75	5%
Gold	5.0%	674	707.7	5%
Lead	5.0%	3,300	3,465	5%
Nickel	6.0%	31,850	33,442.5	5%
Zinc	5.0%	3,720	3,906	5%
Natural gas	10.0%	6	4.8	– 20%
RBOB gasoline	5.0%	209	219.45	5%
Heating oil	5.0%	207	217.35	5%
WTI crude oil	15.0%	76	57	– 25%

Basket Performance Factor =  The sum of the products of (x) the final basket commodity value for each basket commodity divided by the respective initial basket commodity value for such basket commodity times (y) the basket weighting for such basket commodity:

[final agricultural index value / initial agricultural index value] x 20%, plus
[final livestock index value / initial livestock index value]  x  10%, plus
[final aluminum value / initial aluminum value] x 7%, plus
[final copper value  / initial copper value]  x  7%, plus
[final gold value / initial gold value]  x  5%, plus
[final lead value / initial lead value] x 5%, plus
[final nickel value / initial nickel value]  x  6%, plus
[final zinc value  / initial zinc value]  x  5%, plus
[final natural gas value / initial natural gas value]  x  10%, plus
[final RBOB gasoline value / initial RBOB gasoline value]  x  5%, plus
[final heating oil value / initial heating oil value] x 5%, plus
[final WTI crude oil value / initial WTI crude oil value]  x  15%

So, using the hypothetical values above, the basket performance factor is calculated as follows:

agricultural index= [32.5 / 65] x 20%  =  10.00%, plus
livestock index =  [133.35 / 127] x 10%  =  10.50%, plus
aluminum =  [2,867.55 / 2,731] x 7%  =  7.35%, plus
copper= [8,373.75 / 7,975] x 7%  =  7.35%, plus
gold =  [707.7 / 674] x 5%  =  5.25%, plus
lead = [3,465 / 3,300] x 5%  =  5.25%, plus
nickel=  [33,442.5 / 31,850] x 6%  =  6.30%, plus
zinc =  [3,906 / 3,720] x 5%  =  5.25%, plus
natural gas = [4.8 / 6] x 10%  =  8.00%, plus
RBOB gasoline = [219.45 / 209] x 5%  =  5.25%, plus
heating oil =  [217.35 / 207] x 5%  =  5.25%, plus
WTI crude oil=  [57 / 76] x 15%  =  11.25%

basket performance factor   =   87%

In the above example, although the final values of nine of the basket commodities are higher than their respective initial values, the final values of the other basket commodities are lower than their initial values and the basket performance factor is less than 100% but greater than 80%.

Because the basket performance factor is less than or equal to 100% but greater than or equal to 80%, the payment at maturity will be the stated principal amount of $1,000 per note.

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Buffered Commodity-Linked Notes due February 28, 2011

Example 2: The basket performance factor is less than 80%.

Basket Commodity	Basket Weighting	Hypothetical Initial Value	Hypothetical Final Value	Percentage Change
Agriculture index	20.0%	65	32.5	– 50%
Livestock index	10.0%	127	69.85	– 45%
Aluminum	7.0%	2,731	2,867.55	5%
Copper	7.0%	7,975	8,373.75	5%
Gold	5.0%	674	337	– 50%
Lead	5.0%	3,300	3,465	5%
Nickel	6.0%	31,850	33,442.5	5%
Zinc	5.0%	3,720	3,906	5%
Natural gas	10.0%	6	3	– 50%
RBOB gasoline	5.0%	209	219.45	5%
Heating oil	5.0%	207	217.35	5%
WTI crude oil	15.0%	76	60.8	– 20%

Using the hypothetical values above, the basket performance factor is calculated as follows:

agricultural index= [32.5 / 65] x 20%  =  10.00%, plus
livestock index =  [69.85 / 127] x 10%  =  5.50%, plus
aluminum =  [2,867.55 / 2,731] x 7%  =  7.35%, plus
copper= [8,373.75 / 7,975] x 7%  =  7.35%, plus
gold =  [337 / 674] x 5%  =  2.50%, plus
lead = [3,465 / 3,300] x 5%  =  5.25%, plus
nickel=  [33,442.5 / 31,850] x 6%  =  6.30%, plus
zinc =  [3,906 / 3,720] x 5%  =  5.25%, plus
natural gas = [3 / 6] x 10%  =  5.00%, plus
RBOB gasoline = [219.45 / 209] x 5%  =  5.25%, plus
heating oil =  [217.35 / 207] x 5%  =  5.25%, plus
WTI crude oil=  [60.8 / 76] x 15%  =  12.00%

basket performance factor   =   77.0%

In the above example, although the final values of seven of the basket commodities have increased in value over their respective initial values and the final values of only five have decreased in value, the basket performance factor is less than 80%.  Therefore, the payment at maturity per note will equal:

The stated principal amount of $1,000 times the basket performance factor plus $200; or

$1,000   x   77%   +   $200   =   $970

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Buffered Commodity-Linked Notes due February 28, 2011

Historical Information

The following graphs set forth the historical price performance of each respective basket commodity for the period January 1, 2002 to July 25, 2007.  On July 25, 2007, the respective official settlement prices of the agricultural index and the livestock index were $64.79 and $127.35, respectively.  On July 25, 2007, (i) the official cash offer prices for aluminum, copper, lead, nickel and zinc were $2,731, $7,975, $3,300, $31,850 and $3,720, respectively, (ii) the official afternoon fixing price for gold was $674.75 and (iii) the official settlement price of natural gas, RBOB gasoline, heating oil and WTI crude oil were $5.925, $208.79, $206.59 and $75.88, respectively.  We obtained the information in the graphs from Bloomberg Financial Markets (“Bloomberg”), without independent verification.  We will not use Bloomberg to determine the applicable initial or final commodity values.  The historical prices, the historical price performance of the basket commodities and the degree of correlation between the price trends of the basket commodities (or lack thereof) should not be taken as an indication of future performance.

Agricultural Index	Livestock Index

Aluminum	Copper

Gold	Lead

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Buffered Commodity-Linked Notes due February 28, 2011

Nickel	Zinc

Natural Gas	RBOB Gasoline

Heating Oil	WTI Crude Oil

Historical Basket Performance

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Buffered Commodity-Linked Notes due February 28, 2011

Selected Risk Factors

The notes are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the notes.  Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of such notes in light of your particular circumstances.  The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket commodities.  The following is a non-exhaustive list of certain key considerations for investors in the notes.  For a complete list of considerations and risk factors, please see the prospectus, prospectus supplement and the preliminary pricing supplement.  You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

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The notes do not pay interest and do not guarantee return of principal.  The terms of the notes differ from ordinary debt securities in that you will not be paid interest and provide a minimum payment at maturity of only 20% of the stated principal amount of the notes.  If the basket performance factor is less than 80%, you will receive for each note that you hold a payment at maturity that is less than the stated principal amount of each note by an amount proportionate to the basket performance factor plus $200 per note.

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The prices for the basket commodities may change unpredictably, affecting the value of the notes.  The prices of the basket commodities (including the commodities underlying the indices) are affected by a variety of factors, including, (i) the price of each of the basket commodities, (ii) the volatility of the basket commodities, (iii) trends of supply and demand for each of the basket commodities at any time, (iv) interest and yield rates in the market, (v) geopolitical conditions and (vi) economic, financial, political and regulatory or judicial events that affect the basket commodities or commodities markets generally and that may affect the final prices, (vii) the time remaining to the maturity of the notes and (viii) our creditworthiness.  In addition, the commodities markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government intervention.  As a result, the market value of the notes will vary and may be less than the principal amount of the notes at any time prior to maturity and sale of the notes prior to maturity may result in a loss.

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An investment in commodities could expose you to concentrated risk.  The basket commodities are concentrated in three sectors: (i) metals, (ii) agriculture and livestock, and (iii) energy.  An investment in the notes may therefore bear risks similar to a concentrated securities investment in a limited number of industries or sectors.

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Changes in the value of one or more of the basket commodities may offset each other.  A decrease in the value of one or more of the basket commodities may wholly or partially offset any increase in the other basket commodities.

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Investing in the notes is not equivalent to investing in the basket commodities.  Because the basket percentage increase and basket performance factor are based on the final basket commodity value on the valuation date, it is possible for the final value of any of the commodities to be lower than the respective initial basket commodity value for such basket commodity even if the value of such basket commodity has been above the respective initial basket value during the term of the note.

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The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.  Assuming no change in market conditions or any other relevant factors, the price, if any, at which Morgan Stanley is willing to purchase notes in secondary market transactions will likely be lower than the original issue price, since the original issue price will include, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging its obligations under the notes.  In addition, any such prices may differ from values determined by pricing models used by Morgan Stanley, as a result of dealer discounts, mark-ups or other transaction costs.

▪	Issuer’s credit ratings may affect the market value. Investors are subject to the credit risk of the issuer. Any decline in the issuer’s credit ratings may affect the market value of the notes.

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Buffered Commodity-Linked Notes due February 28, 2011

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Secondary trading may be limited.  The notes will not be listed on any securities exchange and there may be little or no secondary market.  Even if there is a secondary market, it may not provide enough liquidity to allow an investor to sell the notes easily or at a price that it desires. Morgan Stanley currently intends to act as a market maker for the notes but is not required to do so.

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Economic interests of the calculation agent may be potentially adverse to the investors.  The calculation agent is an affiliate of the issuer.  Any determinations made by the calculation agent may affect the payout to investors at maturity.

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The U.S. federal income tax consequences of an investment in the notes are uncertain.  Please read the discussion under “Fact Sheet―General Information―Tax considerations” in this document (the “Tax Disclosure Section”) concerning the U.S. federal income tax consequences of investing in the notes.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ from the tax treatment described in the Tax Disclosure Section.  For example, under one possible characterization, U.S. Holders could be required to accrue original issue discount on the notes every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the notes as ordinary income.  The issuer does not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this document.

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